United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 5, 2001



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579






  State of Incorporation                         IRS Employer Identification No.
       Delaware                                          06-0495050






                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated June 5, 2001 regarding its completed acquisition of Bell & Howell's International Mail and Messaging Technologies business in Europe, Africa, Middle East and Asia.


Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------    ---------------------------------------------------------

   (1)         Pitney Bowes Inc. press release dated June 5, 2001.





                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

June 5, 2001

                                /s/ B.P. Nolop
                                -----------------------------------
                                B. P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)


                                /s/ A.F. Henock
                                -----------------------------------
                                A. F. Henock
                                Vice President - Finance
                                (Principal Accounting Officer)

              PITNEY BOWES COMPLETES ACQUISITION OF BELL & HOWELL'S
                  INTERNATIONAL MAIL AND MESSAGING TECHNOLOGIES

             Acquisition Paves the Way for Accelerated Global Growth


STAMFORD, CONN., June 5, 2001 - Pitney Bowes Inc. (NYSE:PBI) has completed the acquisition of Bell & Howell's International Mail and Messaging Technologies
(MMT) business in Europe, Africa, Middle East and Asia, for $51 million in cash. As announced on April 18, 2001, the company agreed to acquire Bell & Howell's International MMT business following governmental approval and works council consultations.
         "This acquisition enables us to better serve the unique needs of our customers worldwide," said Michael J. Critelli, chairman and CEO of Pitney Bowes. "It also extends our presence, reach and market share in non-U.S. markets. We've significantly strengthened our position in areas of great opportunity such as the German, French and Japanese markets, and enhanced our overall breadth of coverage - including direct sales and service - in key growth areas like Belgium and the Netherlands."
         Bell & Howell's International MMT distribution network includes operations in the U.K., Germany, Japan, France, Austria, Belgium, the Netherlands, Singapore and Switzerland as well as independent dealers in other markets. More than 300 sales and service personnel provide highly skilled customer support and deliver superior service response time for the company's 3,000 plus high-end `document factory' mailers and mail house customers. The company's Freidberg, Germany-based manufacturing and engineering organization enhances the customer value-proposition as well.

         "By adding Bell & Howell's International MMT development and manufacturing functions and broad international sales and service coverage to our existing Pitney Bowes Document Messaging Technologies (DMT) capabilities and existing Pitney Bowes Global Mailing Systems infrastructure, we've created a highly competitive global organization to deliver world-class solutions and service," said Critelli.
         "Since the signing of the initial agreement in April, we've had an opportunity to work closely with Bell & Howell International MMT employees and are very impressed by the level of creativity, professionalism, enthusiasm and dedication they bring to the business. Their approach to the market and commitment to customers mirrors our own at Pitney Bowes," said Critelli. "The merging of our businesses should greatly benefit customers through expanded solutions and world-class service. We welcome our new colleagues and look forward to accelerating the value we deliver to customers and ultimately Pitney Bowes shareholders."
         Pitney Bowes is a $4 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes through dealer and direct operations. For additional information about Pitney Bowes, please visit our website at www.pitneybowes.com.
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